As filed with the Securities and Exchange Commission on August 21, 2012

Registration No. 333-180636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MMODAL INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0676666
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathryn F. Twiddy, Esq.

Chief Legal Officer

MModal Inc.

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-180636) of MModal Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2012, as amended (the “Registration Statement”), which registered 4,134,896 shares of the Company’s common stock, par value $0.10 per share (the “Securities”).

On August 17, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 2, 2012, as amended, by and among the Company, Legend Parent, Inc. (“Parent”) and Legend Acquisition Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirectly wholly-owned subsidiary of Parent.

In connection with the Merger, the Registration Statement is hereby withdrawn and all Securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MModal Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-180636 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Tennessee, on August 21, 2012.

MMODAL INC.

By:	/s/ Roger L. Davenport
Roger L. Davenport
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-180636 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger L. Davenport Roger L. Davenport	Chief Executive Officer and Chairman (Principal Executive Officer)	August 21, 2012

/s/ Ronald L. Scarboro Ronald L. Scarboro	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2012

/s/ Roger L. Davenport Roger L. Davenport	Director	August 21, 2012

/s/ Gregory A. Belinfanti Gregory A. Belinfanti	Director	August 21, 2012

/s/ Christian Ahrens Christian Ahrens	Director	August 21, 2012

/s/ Matthew P. Hughes Matthew Hughes	Director	August 21, 2012